Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 033-95702, 033-97542, 333-02828, 333-02892, 333-20245, 333-24493, 333-30328, 333-40185 and 333-123434 of Protection One, Inc. on Form S-8, Registration Statement No. 333-140362 of Protection One, Inc. on Amendment No.1 to Form S-4 and Registration Statement No. 333-50383 of Protection One, Inc. and Protection One Alarm Monitoring, Inc. on Form S-3 of our report dated March 16, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Integrated Alarm Services Group, Inc., which appears in Integrated Alarm Services Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this Current Report on Form 8-K/A of Protection One, Inc. dated April 2, 2007.

/s/ PricewaterhouseCoopers LLP
Albany, New York
April 19, 2007